                                                                    EXHIBIT 10.3

                           EQUITY INVESTMENT AGREEMENT

      This Equity Investment Agreement (the "AGREEMENT") is made as of September 30th, 2003 (the "EFFECTIVE DATE"), by and between FIRST VIRTUAL COMMUNICATIONS, INC., a Delaware corporation with its principal place of business at 3200 Bridge Parkway, Suite 202, Redwood City, CA 94065 (the "COMPANY"), and NET ONE SYSTEMS CO., LTD, a Japanese corporation with its principal place of business at Sphere Tower Tennoz, 2-8, Higashi Shinagawa 2-Chome, Shinagawa-Ku, Tokyo 140-8621, Japan (the "PURCHASER").

      WHEREAS, the Company and the Purchaser are parties to that certain First Virtual Communications Partner Agreement dated April 1, 2002, as amended on the date hereof (the "DISTRIBUTION AGREEMENT");

      WHEREAS, in connection with the Distribution Agreement, the Purchaser acquired products from the Company for distribution, including the products listed in EXHIBIT A hereto (the products listed on Exhibit A are referred to herein as the "PRODUCTS"); and

      WHEREAS, as consideration for the return of the Products to the Company, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

      1. AGREEMENT TO SELL AND PURCHASE THE SHARES.

               1.1 At the Closing (as defined below), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, a number of shares of Common Stock (the "SHARES") equal to the aggregate amount paid by the Purchaser to the Company for the Products, which includes the processing fee, divided by the average closing price of the Company's Common Stock as reported on Nasdaq for the thirty (30) trading days prior to the date of this Agreement (the "PURCHASE PRICE"), in consideration for the return in full to the Company of the Products.

      2. CLOSING AND DELIVERY.

               2.1 CLOSING. The closing of the purchase and sale of the Shares (the "CLOSING") shall be held at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121-9109 on October 3, 2003, or such other date as the parties may agree (the "CLOSING DATE"). At or prior to the Closing, the Purchaser and the Company shall execute any related agreements or other documents required to be executed hereunder, dated as of the date hereof.

      2.2 DELIVERY.

               (A) At the Closing, the Company shall deliver to the Purchaser the stock certificates registered in the name of the Purchaser, and/or in such nominee name(s) as designated in writing by the Purchaser, representing the Shares against payment of the Purchase Price, as set forth in Section 1.1.

               (B) On or before October 3, 2003, the Purchaser shall deliver the Products to the Purchaser's Tokyo, Japan facility (the "Facility"). At the Closing, the Purchaser shall sell, assign, transfer, convey and deliver to the Company, good and valid title to the Products at the Facility, and risk of loss with respect to the Products shall pass to the Company. The then current representative of FVC Japan (Mr. Takayuki Kanda is designated by the Company on the Effective Date) shall accept the Products on behalf of the Company and issue a written notice of such acceptance to the Purchaser at which time payment for the Shares by the Purchaser is deemed to be completed. The Purchaser agrees to provide warehousing space for the Products in the Facility for up to ninety (90) days from the Effective Date at no charge to the Company. Thereafter the Purchaser may dispose the remaining Products at its own expense. The Company shall have reasonable access to the Products while they are stored in such warehouse. While the Products are stored in the Facility, the Purchaser shall be in possession of the Products in a fiduciary capacity until a carrier appointed by the Company accepts the Products for delivery to a location specified by the Company. In the event the Company determines some or all of the Products should be transferred to the Company's California location, the Purchaser will, in the Company's sole discretion, either pay directly for or reimburse the Company for all freight, insurance and other expenses associated with such transfer.

      3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

      The Company hereby represents and warrants as of the date hereof to, and covenants to, the Purchaser as follows:

               3.1 ORGANIZATION AND GOOD STANDING. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company.

               3.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) to the extent that the enforceability of the indemnification provisions of Section 5.3 may be limited by applicable laws.

               3.3 CAPITALIZATION. The Company has authorized and outstanding (as of the dates indicated) shares of capital stock as set forth in its Securities and Exchange Act Reports (the "Exchange Act Reports") filed with the United States Securities and Exchange Commission. The outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable and (ii) are free of preemptive rights, co-sale rights, rights of first refusal and similar rights under Delaware General Corporation Law (the "DGCL") or the charter or bylaws or other organizational documents of the Company or any contract, commitment or instrument filed as an exhibit to the Exchange Act Reports.

               3.4 VALID ISSUANCE. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable free and clear of all encumbrances and restrictions, except for restrictions on transfer as set forth herein or imposed by applicable securities laws.

               3.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed in a timely manner all documents that the Company was required to file with the United States Securities and Exchange Commission (the "SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the Effective Date. As of their respective filing dates (or, if amended, when amended), all documents filed by the Company with the SEC (the "SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required (under the federal securities laws) to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form and substance in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

               3.6 LITIGATION. There is no pending or, to the Company's knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject that is not disclosed in the SEC Documents that is required to be so disclosed.

               3.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for compliance with the securities and blue sky laws in the states and other jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws

               3.8 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.1 hereof, the offer and issuance of the Shares will be exempted from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempted from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

               4.1 The Purchaser hereby represents and warrants as of the date hereof to, and covenants to, the Company that:

                  (A) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with the Purchaser's representative, all information the Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

                  (B) The Purchaser is acquiring the Shares being acquired by the Purchaser pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except in compliance with Section 4.1(c).

                  (C) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

                  (D) It is understood by the Purchaser that, except as provided herein, certificates evidencing the Shares may bear the following or any similar legend: "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or
(iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws." If required by the authorities of any state in connection with the issuance of sale of the Shares, any legend required by an applicable state authority shall be included.

                  (E) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

                  (F) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) to the extent that the enforceability of the indemnification provisions of Section 5.4 may be limited by applicable laws.

               4.2 The Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice and that independent legal counsel has reviewed these documents and materials on the Purchaser's behalf. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

               4.3 The Purchaser represents and warrants that the Products are in the same condition as they existed upon receipt from the Company under the Distribution Agreement, that the Purchaser possesses good and valid title to the Products (other than to software included therein, which was licensed and not sold to the Purchaser), and that the Products are free and clear of all liens and encumbrances.

      5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, DISCLAIMER, INDEMNIFICATION.

               5.1 SURVIVAL. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefore.

               5.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

               5.3 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, defend and hold harmless the Purchaser and its officers, directors, agents, employees, stockholders, legal representatives, successors and assigns (the "PURCHASER INDEMNITEES"), and each of them, from and against any and all liabilities, judgments, losses, damages, costs, charges, reasonable attorneys' fees, and other expenses of every nature and character (collectively, "LIABILITIES"), incurred by any Purchaser Indemnitee to the extent such Liabilities arise out of or result from any material breach of the Company's representations, warranties or covenants contained in this Agreement.

               5.4 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify, defend and hold harmless the Company and its officers, directors, agents, employees, stockholders, legal representatives, successors and assigns (the "COMPANY INDEMNITEES"), and each of them, from any and all Liabilities incurred by any Company Indemnitee to the extent such Liabilities arise out of or result from any material breach of the Purchaser's representations, warranties or covenants in this Agreement.

               5.5 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR ATTORNEYS' FEES IN CONNECTION WITH THIS AGREEMENT.

      6. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING.

               6.1 CLOSING. The Company's obligation to sell, issue and deliver the Shares to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

                  (A) RECEIPT OF PAYMENT. The Company shall have received notice from Mr. Takayuki Kanda or the then-current representative of FVC Japan that the Products are in the Facility as required pursuant to Section 2.2(b).

                  (B) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects on the Closing Date. The Purchaser shall have performed and complied with all obligations and conditions required to be performed and complied with by the Purchaser under this Agreement on or prior to the Closing Date.

      7. CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT CLOSING.

               7.1 CLOSING. The Purchaser's obligation to accept delivery of and pay for the Shares at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

                  (A) ISSUANCE OF STOCK. The Purchaser shall have received evidence of the issuance of a certificate representing the Shares in the name of the Purchaser.

                  (B) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the Closing Date. The Company shall have performed and complied with all obligations and conditions to be performed and complied with by the Company under this Agreement on or prior to the Closing Date.

      8. ADDITIONAL COVENANTS.

               8.1 MARKET STAND-OFF AGREEMENT. If requested by the representative of the underwriters of Common Stock (or other securities) of the Company, the Purchaser shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Purchaser for a period specified by the representative of the underwriters, in any case not to exceed ninety (90) days following any registered offering of the Common Stock of the Company. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

               8.2 REGISTRATION OF SHARES. The Company's proposed current equity financing (the "FINANCING") is contemplated to close on or no later than the fiscal quarter ending on December 31, 2003. Pursuant to the Financing, the Company plans to register the shares of Company Common Stock issued therein on a registration statement on Form S-3 (or such other form as is then available to the Company to effect a registration for resale of Company Common Stock). At the request of the Purchaser, the Company agrees to register the Shares on the registration statement filed in connection with the Financing, subject to the same terms and conditions as the investors in the Financing.

      9. LEGEND REMOVAL. The Company shall be obligated to reissue promptly unlegended certificates at the request of the Purchaser if the Purchaser shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of (with no need for compliance with Rule 144) without registration, qualification or legend.

      10. BROKER'S FEE. The Company and the Purchaser hereby represent that, there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

      11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or sent by internationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission (subject to confirmation of delivery), or when so received in the case of courier, and addressed as follows:

                  (A)   if to the Company, to:

                        Chief Financial Officer
                        First Virtual Communications, Inc.
                        3200 Bridge Parkway, Suite 202
                        Redwood City, CA  94065

                        Fax No.:  1-650-801-6910

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                  (B)   if to the Purchaser, to:

                        Norihisa Katayama, General Manager of CEO Office Net One Systems
                        Sphere Tower Tennoz, 2-8

                        Higashi, Shinagawa 2-Chome
                        Shinagawa-Ku, Tokyo 140-8621
                        Japan

                        Fax No.:     81-3-5462-0890

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

      12. MISCELLANEOUS.

               12.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

               12.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

               12.3 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               12.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

               12.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               12.6 ENTIRE AGREEMENT. This Agreement and the Second Amendment to Partner Agreement dated as of the date hereof between the Company and Purchaser constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supercede all related prior or contemporaneous oral communications, agreements or discussions with respect to the subject matter hereof or thereof. Each such agreement must be read, interpreted, and applied with the others and together they constitute one business transaction.

               12.7 PAYMENT OF FEES AND EXPENSES. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               12.8 FRACTIONAL SHARES. No fractional shares shall be issued in connection with the purchases of Shares hereunder, provided that the Company shall pay in cash the amount equivalent to such fractional shares multiplied by the Purchase Price.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                              FIRST VIRTUAL COMMUNICATIONS, INC.

                              By:     /s/ Truman Cole
                                      ------------------------------------------

                              Name:   Truman Cole
                                      ------------------------------------------

                              Title:  Vice President and Chief Financial Officer
                                      ------------------------------------------


                              NET ONE SYSTEMS CO., LTD.

                              By:     /s/ Kazuo Sato
                                      ------------------------------------------

                              Name:   Kazuo  Sato
                                      ------------------------------------------

                              Title:  President & CEO
                                      ------------------------------------------

                                    EXHIBIT A

                                    PRODUCTS


                      Type                        S/W Version            Price          Qty           Amount
                      ----                        -----------            -----          ---           ------
1      FV-92201-00/Continuous Presence      Conference Server 6.0       $  3,000           4      $     12,000
2      FV-92256-00/MCU 10 User SW Only      Conference Server 6.0       $  5,950          20      $     119,000
3      FV-92256-05/MCU 25 User SW Only      Conference Server 6.0       $ 13,450          23      $     309,350
4      FV-92256-10/MCU 50 User SW Only      Conference Server 6.0       $ 23,950           3      $     71,850
5      FV-92257-05/MCU 25 User HW Bundle    Conference Server 6.0       $ 15,950           8      $     127,600
6      FV-922350-05/CTM3.0 Standard plus    CTMP3.0                     $ 19,950          13      $     259,350
       HW Bundle
7      FV-92350-00/CTM3.0 Entry plus HW     CTMP3.0                     $ 14,950          12      $     179,400
       bundle
8      FV-92410-05/CTMX 25 User SW Only     CTMX1.03                    $ 19,700          14      $     275,800
9      FV-92410-10/CTMX 50 User SW Only     CTMX1.03                    $ 36,450           4      $     145,800
A      Sub Total                                                                                  $   1,500,150
B      Processing Fee (A*5%)                                                                      $    75,007.5
C      Total (A+B)                                                                                $ 1,575,157.5